Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the following Registration Statements on Forms S-8 (Nos. 333-43843, 333-62650, 333-103846, 333-113475, 333-151823 and 333-165613) of Esterline Technologies Corporation of our report dated September 30, 2011, with respect to the consolidated financial statements of Souriau Group for the fiscal years ended June 30, 2011, which appear in the Current Report on Form 8-K/A of Esterline Technologies Corporation filed October 5, 2011.

BRIGITTE NEHLIG	MAZARS
Statutory Auditor	Statutory Auditors

Paris, France	Paris, France
October 5, 2011	October 5, 2011